Exhibit 99.1
FOR IMMEDIATE RELEASE

FuelCell Energy Reports First Quarter 2017 Financial Results and Business Update

DANBURY, CT - March 9, 2017 -- FuelCell Energy (Nasdaq: FCEL), a global leader in delivering clean, innovative and affordable fuel cell solutions for the supply, recovery and storage of energy, today reported financial results for its first quarter ended January 31, 2017 and key business highlights.

Financial Results
FuelCell Energy (the Company) reported total revenues for the first quarter of 2017 of $17.0 million, compared to $33.5 million for the comparable prior year period. Revenue components include:

•
Service and license totaled $6.9 million for the current period compared to $6.2 million for the first quarter of 2016, with the increase due to service agreements that commenced subsequent to the first quarter of 2016.

•
Generation totaled $2.1 million for the current period compared to $0.1 million for the first quarter of 2016. The increase reflects the growth in the operating portfolio. As of January 31, 2017 the Company’s operating portfolio totaled 11.2 megawatts under long-term power purchase agreements with five customers.

•
Product totaled $1.8 million for the current period compared to $25.1 million for the first quarter of 2016. There were no Asian sales in the current quarter unlike the prior year period as Korean partner, POSCO Energy, is now manufacturing locally under license and royalty agreements.

•	Advanced Technologies totaled $6.2 million for the current period compared to $2.1 million for the comparable prior year period as new contracts were added.

The gross profit generated in the first quarter of 2017 totaled $1.8 million and the gross margin for the period was 10.7 percent, compared to a gross loss of ($0.2) incurred for the first quarter of 2016. The increase in gross profit is a result of the larger operating portfolio, increased service profitability reflecting the positive impact of exiting legacy projects during fiscal year 2016, and a favorable mix of Advanced Technology contracts which more than offset the Product gross loss from under-absorption of fixed overhead costs.

Operating expenses for the current period totaled $12.7 million, including $1.3 million for previously announced restructuring charges related to realigning staffing and production levels. Restructuring charges are the cash charges associated with the reduction in force. Operating expenses totaled $11.4 million for the prior year period.

Net loss attributable to common shareholders for the first quarter of 2017 totaled $14.5 million, or $0.39 per basic and diluted share, compared to $12.5 million or $0.48 per basic and diluted share for the first quarter of 2016.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA, a Non-GAAP measure) in the first quarter of 2017 totaled ($6.5) million. Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of Adjusted EBITDA. Capital spending was $6.4 million in the first quarter of 2017 and depreciation expense was $2.1 million, including depreciation of property, plant and equipment as well as the operating portfolio.

FuelCell Energy First quarter 2017 Results	Page 2

Revenue Backlog
Total backlog was $437.3 million as of January 31, 2017 compared to $403.9 million as of January 31, 2016.

•
Services backlog totaled $199.8 million as of January 31, 2017 compared to $218.5 million as of January 31, 2016. Services backlog includes future contracted revenue from routine maintenance and scheduled module exchanges for projects not owned by the Company.

•
Generation backlog totaled $169.9 million as of January 31, 2017 representing future contracted energy sales under contracted power purchase agreements between the Company and the end-user of the power. Generation backlog for the comparable prior year period totaled $84.7 million.

•	Product sales backlog totaled $13.5 million as of January 31, 2017 compared to $65.7 million as of January 31, 2016.

•	Advanced Technologies contracts backlog totaled $54.1 million as of January 31, 2017 compared to $35.0 million as of January 31, 2016.
In conjunction with adding the “Generation” classification to revenues, the Company has reclassified prior backlog amounts to be consistent with future revenue recognition.

Cash, restricted cash and financing availability
Cash, cash equivalents, restricted cash and financing availability totaled $141.2 million as of January 31, 2017, including:

•	$57.6 million of cash and cash equivalents, and $43.6 million of restricted cash

•	$40.0 million of borrowing availability under the NRG Energy revolving project financing facility

Project Assets
Long term project assets consists of projects developed by the Company that are structured with power purchase agreements (PPA), which generate recurring monthly generation revenue, as well as projects the Company is developing and expects to retain and operate. Long term project assets totaled $50.5 million as of January 31, 2017, consisting of five projects totaling 11.2 megawatts plus costs incurred to date for two previously announced projects under construction. Project assets increased $3.4 million from fiscal year end reflecting costs incurred during the period for two projects under construction that total 6.5 megawatts.

Business Highlights

•	Numerous multi-megawatt fuel cell projects offered under a utility-issued 40 megawatt fuel cell-only RFP for Long Island, New York

•	Continuing development of a portfolio of Connecticut fuel cell park projects

•	New Utility Scale Ownership bill to enhance grid reliability using fuel cells under consideration in Connecticut legislature

•	Commissioned utility-owned power plant that will be configured for a town-wide micro-grid

•	Meaningful margin contributions from the Company’s 11.2 megawatt operating portfolio

•	Progressing 3.7 megawatt project construction in Danbury, CT to showcase a market leading efficiency fuel cell configuration

•	Executed another fuel cell plant project with EON for utility-owned installation

“Our efforts targeting all areas of our cost structure are visible with higher margins this quarter, including from our operating portfolio of retained projects,” said Chip Bottone, President and Chief Executive Officer, FuelCell Energy, Inc. “We are advancing multiple opportunities in a broad range of markets and applications.”

FuelCell Energy First quarter 2017 Results	Page 3

Conference Call Information
FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on Thursday, March 9, 2017 to discuss the first quarter 2017 results.  An accompanying slide presentation for the earnings call will be available at http://investor.fce.com/events/default.aspx immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•
The live webcast of this call will be available at www.fuelcellenergy.com.  To listen to the call, select ‘Investors’ on the home page, proceed to the ‘Events & presentations’ page and then click on the ‘Webcast’ link listed under the March 9th earnings call event listed.

•	Alternatively, participants can dial 678-809-1045

Cautionary Language
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

About FuelCell Energy
FuelCell Energy (NASDAQ: FCEL) delivers efficient, affordable and clean solutions for the supply, recovery and storage of energy.  We design, manufacture, undertake project development, install, operate and maintain megawatt-scale fuel cell systems, serving utilities, industrial and large municipal power users with solutions that include both utility-scale and on-site power generation, carbon capture, local hydrogen production for transportation and industry, and long duration energy storage.  With installations on three continents and millions of megawatt hours of ultra-clean power produced, FuelCell Energy is a global leader with environmentally responsible power solutions.  Visit us online at www.fuelcellenergy.com and follow us on Twitter

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Contact:	FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com
# # # #

FuelCell Energy First quarter 2017 Results	Page 4

FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	January 31, 2017	October 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$57,646	$84,187
Restricted cash and cash equivalents - short-term	9,439	9,437
Accounts receivable, net	25,619	24,593
Inventories	82,268	73,806
Other current assets	5,509	10,181
Total current assets	180,481	202,204

Restricted cash and cash equivalents - long-term	34,211	24,692
Long-term project assets	50,530	47,111
Property, plant and equipment, net	39,315	36,640
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	10,020	16,415
Total assets	$328,224	$340,729

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$9,428	$5,010
Accounts payable	9,508	18,475
Accrued liabilities	18,388	20,900
Deferred revenue	8,101	6,811
Preferred stock obligation of subsidiary	822	802
Total current liabilities	46,247	51,998

Long-term deferred revenue	20,459	20,974
Long-term preferred stock obligation of subsidiary	13,207	12,649
Long-term debt and other liabilities	82,772	80,855
Total liabilities	162,685	166,476
Redeemable preferred stock (liquidation preference of $64,020 at January 31, 2017 and October 31, 2016)	59,857	59,857
Total Shareholders’ Equity:
Common stock ($.0001 par value; 75,000,000 shares authorized at January 31, 2017 and October 31, 2016; 41,219,345 and 35,174,424 shares issued and outstanding at January 31, 2017 and October 31, 2016, respectively)	4	4
Additional paid-in capital	1,009,607	1,004,566
Accumulated deficit	(903,315)	(889,630)
Accumulated other comprehensive loss	(614)	(544)
Treasury stock, Common, at cost (21,527 at January 31, 2017 and October 31, 2016)	(179)	(179)
Deferred compensation	179	179
Total Shareholders’ equity	105,682	114,396
Total liabilities and Shareholders’ equity	$328,224	$340,729

Deferred Finance Costs. Accounting Standards Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, requires that deferred finance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt. Retrospective application is required which resulted in a reclassification in our Consolidated Balance Sheet as of October 31, 2016 of $0.3 million of debt issuance costs from Current assets to be a direct deduction of Current portion of debt and a reclassification of $1.1million of debt issuance costs from Other assets, net to be a direct deduction of Long-term debt and Other liabilities.

FuelCell Energy First quarter 2017 Results	Page 5

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	Three Months Ended January 31,
	2017	2016
Revenues:
Product	$1,807	$25,073
Service and license	6,936	6,207
Generation	2,085	113
Advanced technologies	6,174	2,089
Total revenues	17,002	33,482

Costs of revenues:
Product	4,055	24,389
Service and license	6,266	6,619
Generation	1,115	232
Advanced technologies	3,753	2,408
Total cost of revenues	15,189	33,648

Gross profit (loss)	1,813	(166)

Operating expenses:
Administrative and selling expenses	6,004	6,040
Research and development expenses	5,392	5,311
Restructuring expense	1,345	-
Total operating expenses	12,741	11,351

Loss from operations	(10,928)	(11,517)

Interest expense	(2,267)	(845)
Other (expense) income, net	(409)	688

Loss before provision for income taxes	(13,604)	(11,674)

Provision for income taxes	(81)	(105)

Net loss	(13,685)	(11,779)

Net loss attributable to noncontrolling interest	-	67

Net loss attributable to FuelCell Energy, Inc.	(13,685)	(11,712)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(14,485)	$(12,512)

Loss per share basic and diluted
Basic	$(0.39)	$(0.48)
Diluted	$(0.39)	$(0.48)

Weighted average shares outstanding
Basic	37,613,216	26,246,271
Diluted	37,613,216	26,246,271

FuelCell Energy First quarter 2017 Results	Page 6

Non-GAAP Financial Measures
Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management also uses non-GAAP measures to analyze and make operating decisions on the business. Earnings before interest, taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA are alternate, non-GAAP, measures of cash utilization use by the Company.

These supplemental non-GAAP measures are provided to assist readers in determining operating performance. Management believes EBITDA and Adjusted EBITDA are useful in assessing performance and highlighting trends on an overall basis. Management also believes these measures are used by companies in the fuel cell sector and by securities analysts and investors when comparing results of FuelCell Energy with those of other companies. EBITDA differs from the most comparable GAAP measure, net loss attributable to FuelCell Energy, Inc., primarily because it does not include finance expense, income taxes and depreciation of property, plant and equipment. Adjusted EBITDA adjusts EBITDA for stock-based compensation and restructuring charges, which are considered non-cash and non-recurring, respectively.

While management believes that the non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these measures. The measures are not prepared in accordance with GAAP and may not be directly comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

The following table calculates EBITDA and Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended January 31,
(Amounts in thousands)	2017	2016
Net loss attributable to FuelCell Energy, Inc.	$(13,685)	$(11,712)
Depreciation	2,057	1,151
Provision for income taxes	81	105
Other (income)/expense, net (1)	409	(688)
Interest expense	2,267	845
EBITDA	$(8,871)	$(10,299)
Stock-based compensation expense	1,013	858
Restructuring expense	1,345	0
Adjusted EBITDA	$(6,513)	$(9,441)

(1)
Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of embedded derivatives, and other items incurred periodically, which are not the result of the Company’s normal business operations.